                                 EXHIBIT 10.10

This shall acknowledge that Sector Communications, Inc. has received two hundred thousand dollars ($200,000) from Emerald Capital on 19 November 1996 as a loan.

Sector Communications, Inc. hereby guarantees the repayment of this loan on or before 17 February 1996 to include interest at the rate of ten percent (10%) per annum (calculated as $55.56 per day commencing from 11/19/96).

Sector Communications, Inc.

/s/ Theodore J. Georgelas
-------------------------

Theodore J. Georgelas
President




                                      41